As filed with the Securities and Exchange Commission on December 2, 2021

Registration No. 333-237099

Registration No. 333-226720

Registration No. 333-219826

Registration No. 333-206280

Registration No. 333-190570

Registration No. 333-183219

Registration No. 333-175172

Registration No. 333-161206

Registration No. 333-151527

Registration No. 333-147561

Registration No. 333-140233

Registration No. 333-135220

Registration No. 333-131324

Registration No. 333-126773

Registration No. 333-112417

Registration No. 333-108937

Registration No. 333-103068

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-237099)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-226720)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-219826)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-206280)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-190570)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-183219)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-175172)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-161206)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-151527)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-147561)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-140233)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-135220)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-131324)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-126773)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-112417)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-108937)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-103068)

UNDER

THE SECURITIES ACT OF 1933

DSP GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2055 Gateway Place, Suite 480 San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2012 Equity Incentive Plan

Amended and Restated 1993 Employee Stock Purchase Plan

2003 Israeli Share Incentive Plan

1993 Director Stock Option Plan

1993 Employee Stock Purchase Plan

2012 Equity Incentive Plan

2003 Share Incentive Plan

Individual Non-Qualified Stock Option Agreements, each granted on October 21, 2007

2003 Israeli Share Option Plan

Individual Stock Option Agreements, each granted on December 1, 2004

Amended and Restated 1991 Employee and Consultant Stock Plan

Amended and Restated 1993 Director Stock Option Plan

Amended and Restated 1998 Non-Officer Employee Stock Option Plan

Amended and Restated 2001 Stock Incentive Plan

(Full title of the plans)

John McFarland

President

DSP Group, Inc.

1251 McKay Drive

San Jose, California 95131

(Name and Address of Agent For Service)

(408) 904-1100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

DSP Group, Inc., a Delaware corporation (the “Company”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister certain shares of the Company’s common stock, which had a par value of $0.001 per share prior to the Merger (as defined below) (the “Common Stock”), and remaining unissued and other obligations and interests, originally registered under the Registration Statements filed by the Company with the Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (Registration File No.  333-237099), pertaining to the registration of 1,500,000 shares of Common Stock under the Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”), which was filed with the Commission on March 11, 2020;

•

Registration Statement on Form S-8 (Registration File No.  333-226720), pertaining to the registration of 650,000 shares of Common Stock under the 2012 Plan, which was filed with the Commission on August 9, 2018;

•

Registration Statement on Form S-8 (Registration File No.  333-219826), pertaining to the registration of 650,000 shares of Common Stock under the 2012 Plan, which was filed with the Commission on August 9, 2017;

•

Registration Statement on Form S-8 (Registration File No.  333-206280), pertaining to the registration of 1,000,000 shares of Common Stock under the 2012 Plan and 1,000,000 shares of Common Stock under the Amended and Restated 1993 Employee Stock Purchase Plan (the “1993 Plan”), which was filed with the Commission on August 10, 2015;

•

Registration Statement on Form S-8 (Registration File No.  333-190570), pertaining to the registration of 1,100,000 shares of Common Stock under the 2012 Plan and 500,000 shares of Common Stock under the 1993 Plan, which was filed with the Commission on August 12, 2013;

•

Registration Statement on Form S-8 (Registration File No.  333-183219), pertaining to the registration of 350,000 shares of Common Stock under the 2012 Equity Incentive Plan (the “Original 2012 Plan”), 500,000 shares of Common Stock under the 1993 Employee Stock Purchase Plan (the “Original 1993 Plan”) and 675,049 shares of Common Stock under the 2003 Israeli Share Incentive Plan (the “2003 Israeli Plan”), which was filed with the Commission on August 10, 2012;

•

Registration Statement on Form S-8 (Registration File No.  333-175172), pertaining to the registration of 1,384,585 shares of Common Stock under the 2003 Israeli Plan, 500,000 shares of Common Stock under the Original 1993 Plan and 300,000 shares of Common Stock under the 2003 Director Stock Option Plan (the “2003 Director Plan”), which was filed with the Commission on June 28, 2011;

•

Registration Statement on Form S-8 (Registration File No.  333-161206), pertaining to the registration of 801,927 shares of Common Stock under the 2003 Israeli Plan and 500,000 shares of Common Stock under the Original 1993 Plan, which was filed with the Commission on August 10, 2009;

•

Registration Statement on Form S-8 (Registration File No.  333-151527), pertaining to the registration of 300,000 shares of Common Stock under the 2003 Director Plan, 500,000 shares of Common Stock under the Original 1993 Plan and 936,894 shares of Common Stock under the 2003 Share Incentive Plan (the “2003 Plan”), which was filed with the Commission on June 9, 2008;

•

Registration Statement on Form S-8 (Registration File No.  333-147561), pertaining to the registration of 235,000 shares of Common Stock issuable pursuant to exercise of options granted pursuant to individual non-qualified stock option agreements, each granted on October 31, 2007, which was filed with the Commission on November 21, 2007;

•

Registration Statement on Form S-8 (Registration File No.  333-140233), pertaining to the registration of 851,335 shares of Common Stock under the 2003 Israeli Plan, which was filed with the Commission on January 26, 2007;

•

Registration Statement on Form S-8 (Registration File No.  333-135220), pertaining to the registration of 250,000 shares of Common Stock under the 1993 Director Stock Option Plan (“1993 Director Plan”) and 300,000 shares of Common Stock under the 1993 Plan, which was filed with the Commission on June 22, 2006;

•

Registration Statement on Form S-8 (Registration File No.  333-131324), pertaining to the registration of 857,890 shares of Common Stock under the 2003 Israeli Share Option Plan (the “2003 Israeli Option Plan”), which was filed with the Commission on January 27, 2006;

•

Registration Statement on Form S-8 (Registration File No.  333-126773), pertaining to the registration of 838,624 shares of Common Stock under the 2003 Israeli Option Plan and 239,000 shares of Common Stock issuable pursuant to exercise of options granted pursuant to individual stock option agreements, each granted on December 1, 2004, which was filed with the Commission on July 21, 2005;

•

Registration Statement on Form S-8 (Registration File No.  333-112417), pertaining to the registration of 858,424 shares of Common Stock under the 2003 Israeli Option Plan, which was filed with the Commission on February 2, 2004;

•

Registration Statement on Form S-8 (Registration File No.  333-108937), pertaining to the registration of 8,409,973 shares of Common Stock under the Amended and Restated 1991 Employee and Consultant Stock Plan, 1,130,875 shares of Common Stock under the Amended and Restated 1993 Director Stock Option Plan, 5,062,881 shares of Common Stock under the Amended and Restated 1998 Employee Stock Purchase Plan, 1,513,663 shares of Common Stock under the Amended and Restated 2001 Stock Incentive Plan and 1,944,992 shares of Common Stock under the 2003 Israeli Option Plan, which was filed with the Commission on September 19, 2003; and

•

Registration Statement on Form S-8 (Registration File No.  333-103068), pertaining to the registration of 1,500,000 shares of Common Stock under the 2003 Israeli Option Plan, which was filed with the Commission on February 10, 2003.

On August 30, 2021, the Company entered into an Agreement and Plan of Merger with Synaptics Incorporated (“Synaptics”) Osprey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Synaptics (the “Merger Agreement”), providing for, among other things, the merger of the Company with Osprey Merger Sub, Inc., with the Company surviving as a wholly-owned subsidiary of Synaptics (the “Merger”). The Merger became effective on December 2, 2021, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, there will be no future offers or sales under the Registration Statements and, in accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the date hereof, the Company hereby removes and withdraws from registration all of such securities of the Company registered but unissued under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on December 2, 2021.

DSP GROUP, INC.

By:	/s/ John McFarland
Name:	John McFarland
Title:	President

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.